                         NOTICE OF GUARANTEED DELIVERY
                             TO TENDER FOR EXCHANGE
                   7.43% SERIES C SECURED NOTES DUE 2009 AND
                     7.88% SERIES C SECURED NOTES DUE 2017
                                       OF

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

     As set forth in the Prospectus dated                  , 1998 (the
"Prospectus"), of The Cleveland Electric Illuminating Company (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to exchange any or all of its outstanding 7.43% Series C Secured Notes due 2009 (the "Old Notes due 2009") and 7.88% Series C Secured Notes due 2017 (the "Old Notes due 2017") (collectively, the "Old Notes") if (i) certificates representing the Old Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date, or (iii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                  ,                  , 1998 UNLESS THE OFFER IS EXTENDED (THE
 "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO
                                  5:00 P.M. ON
                              THE EXPIRATION DATE.

                  To: The Chase Manhattan Bank, Exchange Agent

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
  By Registered or Certified Mail:                   By Facsimile:                     By Hand or Overnight Courier:
      The Chase Manhattan Bank                (Eligible Institutions Only)               The Chase Manhattan Bank
           55 Water Street                  (212) 638-7375 or (212) 344-9367                  55 Water Street
      Room 234, North Building                                                           Room 234, North Building
      New York, New York 10041                   Confirm by Telephone:                   New York, New York 10041
      Attention: Carlos Esteves                      (212) 638-0828                      Attention: Carlos Esteves
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA TELEGRAM,
TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID
DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

     Subject to and effective upon acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Old Notes tendered hereby. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant hereto will be returned to the tendering Old Note holder promptly.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered.

     The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer -- Withdrawal of Tenders."

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE COMPLETE AND SIGN

Signature(s) of Registered Owner(s) or
  Authorized Signatory:

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------
Principal Amount and Series of Old Notes Tendered:

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------
Certificate No(s). of Old Notes (if available):

------------------------------------------------------------

------------------------------------------------------------
Date:
------------------------------------------------------------
Name(s) of Registered Holder(s):

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------
Address:

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Area Code and Telephone No.:

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If Old Notes will be delivered by book-entry transfer at The Depository Trust
Company, insert The Depository Account No.:

------------------------------------------------------------
Transaction Code No.:
------------------------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)
Name(s):
        -----------------------------------------------------------------------
Capacity:
         ----------------------------------------------------------------------
Address(es):
            -------------------------------------------------------------------

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   Guarantee
                    (not to be used for signature guarantee)
     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

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
Name of Firm:
             ---------------------------------------------    ----------------------------
                                                              AUTHORIZED SIGNATURE

Address:                                                       Name:
        --------------------------------------------------           ---------------------
                                                               Title:
----------------------------------------------------------           ---------------------
Area Code and Telephone No.                                    Date:
                           -------------------------------           ---------------------
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